                                                                     EXHIBIT 1.1

================================================================================



                                 BRYLANE INC.

                           (a Delaware corporation)


                       4,000,000 Shares of Common Stock




                              PURCHASE AGREEMENT
                              ------------------



Dated:  February     , 1997
                 ----
================================================================================

                            TABLE OF CONTENTS

                                                                  PAGE
                                                                  ----


PURCHASE AGREEMENT.........................................................  1
      SECTION 1.  Representations and Warranties...........................  5
                  ------------------------------
            (a)   Representations and Warranties by the Company............  5
                  (i)      Compliance with Registration Requirements.......  5
                           -----------------------------------------
                  (ii)     Independent Accountants.........................  6
                           -----------------------
                  (iii)    Financial Statements............................  6
                           --------------------
                  (iv)     No Material Adverse Change in Business..........  7
                           --------------------------------------
                  (v)      Good Standing of the Company, Holding, the General
                           --------------------------------------------------
                           Partner, VLP and the Partnership................  7
                           --------------------------------
                  (vi)     Good Standing of Subsidiaries...................  7
                           -----------------------------
                  (vii)    Capitalization of Holding.......................  8
                           -------------------------
                  (viii)   Securities Ownership of Partnership.............  8
                           -----------------------------------
                  (ix)     Authorization of Exchange Agreement.............  9
                           -----------------------------------
                  (x)      Authorization of Management Subscription
                           ----------------------------------------
                             Documents.....................................  9

                  (xi)     Authorization of the Transaction Agreements.....  9
                           -------------------------------------------
                  (xii)    Authorization of Registration Rights Agreement..  10
                           ----------------------------------------------
                  (xiii)   Authorization of Stockholders Agreement.........  10
                           ---------------------------------------
                  (xiv)    Restated Partnership Agreement..................  10
                           ------------------------------
                  (xv)     Capitalization of the Partnership and the
                           -----------------------------------------
                             Company.......................................  11
                  (xvi)    Authorization of Agreement......................  11
                           --------------------------
                  (xvii)   Authorization and Description of Securities.....  11
                           -------------------------------------------
                  (xviii)  Absence of Defaults and Conflicts...............  11
                           ---------------------------------
                  (xix)    Absence of Labor Dispute........................  12
                           ------------------------
                  (xx)     Absence of Proceedings..........................  13
                           ----------------------
                  (xxi)    Accuracy of Exhibits............................  13
                           --------------------
                  (xxii)   Possession of Intellectual Property.............  13
                           -----------------------------------
                  (xxiii)  Absence of Further Requirements.................  14
                           -------------------------------
                  (xxiv)   Possession of Licenses and Permits..............  14
                           ----------------------------------
                  (xxv)    Title to Property...............................  15
                           -----------------
                  (xxvii)  Environmental Laws..............................  15
                           ------------------
                  (xxviii)     Registration Rights.........................  16
                               -------------------
                  (xxix)   Filings of Tax Returns..........................  16
                           ----------------------
                  (xxx)    Maintenance of Internal Controls................  17
                           --------------------------------
                  (xxxi)   Maintenance of Insurance........................  17
                           ------------------------
                  (xxxii)      No Violations of Regulations G, T, U or X 17
                               -----------------------------------------
                  (xxxiii)     Exchange Agreement..........................  17
                               ------------------
                   (xxxiv)     Transaction Agreements......................  17
                               ----------------------
            (b)   Officer's Certificates...................................  17

      SECTION 2.  Sale and Delivery to Underwriters; Closing............... 18
                  ------------------------------------------
            (a)   Initial Securities....................................... 18
            (b)   Option Securities........................................ 18
            (c)   Payment.................................................. 18
            (d)   Denominations; Registration.............................. 19
            (e)   Appointment of Qualified Independent Underwriter......... 19
      SECTION 3.  Covenants of the Company................................. 19
                  ------------------------
            (a)   Compliance with Securities Regulations and Commission
                  Requests................................................. 19
            (b)   Filing of Amendments..................................... 20
            (c)   Delivery of Registration Statements...................... 20
            (d)   Delivery of Prospectuses................................. 20
            (e)   Continued Compliance with Securities Laws................ 20
            (f)   Blue Sky Qualifications.................................. 21
            (g)   Rule 158................................................. 21
            (h)   Use of Proceeds.......................................... 21
            (i)   Listing.................................................. 21
            (j)   Restriction on Sale of Securities........................ 21
            (k)   Reporting Requirements................................... 22
            (l)   Compliance with NASD Rules............................... 22
            (m)   Compliance with Rule 463................................. 22
      SECTION 4.  Payment of Expenses...................................... 22
                  -------------------
            (a)   Expenses................................................. 22
            (b)   Termination of Agreement................................. 23
      SECTION 5.  Conditions of Underwriters' Obligations.................. 23
                  ---------------------------------------
            (a)   Effectiveness of Registration Statement.................. 23
            (b)   Opinion of Counsel for Company........................... 23
            (c)   Opinion of Counsel for Underwriters...................... 24
            (d)   Officers' Certificate.................................... 24
            (e)   Accountant's Comfort Letter.............................. 24
            (f)   Bring-down Comfort Letter................................ 25
            (g)   Approval of Listing...................................... 25
            (h)   No Objection............................................. 25
            (i)   Lock-up Agreements....................................... 25
            (j)   Receipt of Waivers....................................... 25
            (k)   Execution of Exchange Agreement.......................... 25
            (l)   Execution of Management Subscription Documents........... 25
            (m)   Execution of Transaction Agreements...................... 25
            (p)   Additional Documents..................................... 26
            (q)   Termination of Agreement................................. 27
      SECTION 6.  Indemnification.......................................... 27
                  ---------------
            (a)   Indemnification of Underwriters.......................... 27
            (b)   Indemnification of Company, Directors and Officers....... 28
            (c)   Actions against Parties; Notification.................... 29

            (d)   Settlement without Consent if Failure to Reimburse....... 29
            (e)   Indemnification for Reserved Securities.................. 30
      SECTION 7.  Contribution............................................. 30
                  ------------
      SECTION 8.  Representations, Warranties and Agreements to Survive
                  ------------------------------------------------------
                  Delivery. 31
                  --------------------
      SECTION 9.  Termination of Agreement................................. 32
                  ------------------------
            (a)   Termination; General..................................... 32
            (b)   Liabilities.............................................. 32
      SECTION 10.  Default by One or More of the Underwriters. ............ 32
                   ------------------------------------------
      SECTION 11.  Notices................................................. 33
                   -------
      SECTION 12.  Parties................................................. 33
                   -------
      SECTION 13.  GOVERNING LAW AND TIME.................................. 33
                   ----------------------
      SECTION 14.  Effect of Headings...................................... 34
                   ------------------
      SCHEDULE A.......................................................Sch A-1
      SCHEDULE B.......................................................Sch B-1
      SCHEDULE C.......................................................Sch C-1
      Exhibit A............................................................A-1
      Exhibit B............................................................B-1

                                                     Draft of January 28, 1997

                                 BRYLANE INC.

                           (a Delaware corporation)

                       4,000,000 Shares of Common Stock

                        (Par Value $.01 Per Share)


                            PURCHASE AGREEMENT
                            ------------------
                                                   February     , 1997
                                                            ----
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
      Incorporated
LAZARD FRERES & CO. LLC
J.P. MORGAN SECURITIES INC.
  as Representatives of the several Underwriters
c/o  Merrill Lynch & Co.
       Merrill Lynch, Pierce, Fenner & Smith
      Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

      Brylane Inc., a Delaware corporation (the "Company") and Brylane,
L.P., a Delaware limited partnership (the "Partnership"), confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Lazard Freres & Co. LLC ("Lazard Freres"), J.P. Morgan Securities Inc. ("JPMSI") are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 600,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 4,000,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 600,000 shares of Common Stock subject to the option described in
Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

      The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

      The Company and the Underwriters agree that up to 200,000 shares of the Securities to be purchased by the Underwriters (the "Reserved Securities") shall be reserved for sale by the Underwriters to certain eligible employees and persons having business relationships with the Company, as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such eligible employees and persons having business relationships with the Company by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

      The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 33-86154) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated January 29, 1997 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed by the Company with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

      Pursuant to the terms of that certain First Amended and Restated Incorporation and Exchange Agreement, dated as of December 9, 1996 (the "Exchange Agreement") among FS Equity Partners II, L.P. ("FSEP II"), FS Equity Partners III, L.P. ("FSEP III"), FS Equity Partners International, L.P. ("FSEP Int." and, together with FSEP II and FSEP III, the "FS Entities"), Lane Bryant Direct Holding, Inc. ("LBDHI"), The Limited Inc. ("The Limited"), WearGuard Corporation ("WearGuard"), Leeway & Co., a Massachusetts partnership, as nominee for the Long-Term Investment Trust, a trust governed by the laws of the State of New York ("Leeway & Co."), NYNEX Master Trust, a trust governed by the laws of the State of New York ("NYNEX"), Chadwicks, Inc. (the "TJX Noteholder"), a wholly-owned subsidiary of the TJX Companies, Inc. ("TJX") and the Company, prior to the Closing Time (as defined herein), (i) the Company will issue 8,527,000 shares of its Common Stock in exchange for all the shares of common stock of VP Holding Corporation, a Delaware corporation ("Holding") held by the FS Entities; (ii) the Company will issue 5,000,000 shares of its Common Stock in exchange for all the units of limited partnership interest in the Partnership held by LBDHI; (iii) the Company will issue 399,778 shares of its Common Stock in exchange for all the units of limited partnership interest in the Partnership held by WearGuard; (iv) the Company will issue 500,000 shares of its Common Stock in exchange for all the units of limited partnership interest in the Partnership held by Leeway & Co.; (v) the Company will issue 500,000 shares of its Common Stock in exchange for all the units of limited partnership interest in the Partnership held by NYNEX; and (vi) assuming that the TJX Noteholder does not convert the $20 million aggregate principal amount of the 6% Convertible Subordinated Note Due 2006 issued by the Partnership in favor of the TJX Noteholder (the "Partnership Note") into partnership units in the Partnership, the Company and the Partnership will issue in exchange for the Partnership Note a substitute Convertible Subordinated Note Due 2006 on substantially the same terms and conditions as the Partnership Note. Pursuant to the terms of the Exchange Agreement, in the event that the TJX Noteholder converts all or a portion of the Partnership Note into partnership units in the Partnership prior to the offering of the Securities, the Company will issue shares of Common Stock to the TJX Noteholder in an amount equal to the number of partnership units acquired pursuant to the conversion. In addition, pursuant to the terms of the Brylane Inc. 1996 Senior Management Stock Subscription Plan and the Brylane Inc. 1996 Stock Subscription Plan (the "Stock Subscription Plans") adopted by the Company, the Company will enter into Stock Subscription Agreements (the "Stock Subscription Agreements") pursuant to which it will issue to certain individuals (who include certain members of management of the Company (collectively, the "Management Investors")) an amount not to exceed 653,000 shares of the Company's Common Stock in exchange for the surrender to Holding by such individuals of the shares of Holding common stock they hold. Pursuant to the Brylane Inc. 1996 Performance Stock Option Plan and the Brylane Inc. 1996 Stock Option Plan (collectively, the "Stock Option Plans" and, together with the Stock Subscription Plans and the Stock Subscription Agreements, the "Management Subscription Documents") to be adopted by the Company, the Company will issue to certain of the Management Investors options to purchase an aggregate of 2,479,584 shares of the Company's Common Stock in exchange for the surrender to the Partnership by such individual of the options to purchase units of limited partnership interest in the Partnership they hold.

      Upon consummation of the foregoing transactions, (i) the General Partner will own all the general partnership interests in the Partnership, (ii) VLP Corporation, a Delaware corporation ("VLP") will own all the limited partnership interests in the Partnership, (iii) Holding will own all the equity of the General Partner and VLP, and (iv) the Company will own all the equity of Holding. In addition, upon consummation of the offering of the Securities, the parties to the Exchange Agreement will enter into a Registration Rights Agreement (the "Registration Rights Agreement") and a Stockholders Agreement (the "Stockholders Agreement") (copies of which are exhibits to the Exchange Agreement) and will amend and restate the Agreement of Limited Partnership of the Partnership dated as of August 30, 1993, as amended to date (the "Restated Partnership Agreement"). The parties to the Exchange Agreement previously have effected certain amendments to the Agreement of Limited Partnership of the Partnership dated as of August 30, 1993, which amendments consist of Amendment No. 1 dated November 22, 1993, Amendment No. 2 thereto dated January 28, 1994, Amendment No. 3 thereto dated March 16, 1994, Amendment No. 4 thereto dated October 14, 1994, Amendment No. 5 thereto dated September 22, 1995, Amendment No. 6 thereto dated October 16, 1995, Amendment No. 7 thereto dated as of October 14, 1996 and Amendment No. 8 thereto dated as of December 5, 1996 (as so amended, the "Partnership Agreement").

            On October 19, 1996, the Partnership entered into that certain Asset Purchase Agreement with TJX and the TJX Noteholder, as amended by Amendment No. 1 thereto dated as of December 9, 1996 (as amended, the "Asset Purchase Agreement"). Pursuant to the Asset Purchase Agreement, the Partnership purchased the assets (the "Chadwick's Acquisition") (excluding substantially all of the accounts receivable) of the TJX Noteholder used in the Chadwick's of Boston catalog business ("Chadwick's"), for an aggregate purchase price of $242.8 million (subject to certain post-closing adjustments). Concurrently with the Chadwick's Acquisition, the Partnership entered into: (i) an asset purchase agreement with CDM Corp. (the "CDM Agreement"), (ii) an agreement and license of trademarks agreement with TJX, the TJX Noteholder, and CDM Corp. (the "CDM Trademark Agreement"), and (iii) a Trademark License Agreement with TJX (the "TJX Trademark Agreement"), pursuant to which the Partnership purchased or licensed certain trademarks and tradenames previously used by Chadwick's. In addition, the Partnership entered into with TJX: (i) a services agreement (the "Services Agreement") pursuant to which TJX agreed to provide services relating to Chadwick's for approximately one year, and (ii) an inventory purchase agreement (the "Inventory Agreement") pursuant to which TJX agreed to purchase certain excess inventory of Chadwick's through January 29, 2000. In connection with the Chadwick's Acquisition, the Partnership entered into a Credit Facility (the "Bank Credit Facility") with Morgan Guaranty Trust Company of New York, as administrative agent, Merrill Lynch Capital Corporation, as documentation agent, and certain lenders named therein which consists of: (i) a $213 million five-year term loan, (ii) a $70 million six-year and one-quarter term loan, and (iii) a $125 million five-year revolving credit facility with a $75 million sublimit for letters of credit.

            The Asset Purchase Agreement, the CDM Agreement, the CDM Trademark Agreement, the TJX Trademark Agreement, the Services Agreement, the Inventory Agreement, and the Bank Credit Facility (including the agreements creating security interests in the assets of the Partnership for the benefit of the holders of indebtedness arising thereunder) are sometimes referred to in this Agreement, individually, as a "Transaction Agreement" and, collectively, as the "Transaction Agreements."

      SECTION 1.  Representations and Warranties.
                  ------------------------------

      (a) Representations and Warranties by the Company. The Company and the Partnership jointly and severally represent and warrant to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

            (i)   Compliance with Registration Requirements.  Each of the
                  -----------------------------------------
      Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

            At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different", as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

            Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed by the Company with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (ii)  Independent Accountants.  The accountants who certified
                  -----------------------
      the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

            (iii) Financial Statements.  The historical financial
                  --------------------
      statements with respect to the Partnership and its predecessor (the "Predecessor") included in the Registration Statement and the Prospectus present fairly the financial position of the Partnership and its subsidiaries and the combined financial statements of the Predecessor as at the dates indicated and the results of their operations and cash flow for the periods specified, except as otherwise stated in the Registration Statement; the historical financial statements with respect to Chadwick's included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of Chadwick's at the dates indicated and the statement of operations, stockholders' equity and cash flows of Chadwick's for the periods specified, except as otherwise stated in the Registration Statement; the historical financial statements with respect to WearGuard included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of WearGuard at the dates indicated and the statement of operations, stockholders' equity and cash flows of WearGuard for the periods specified, except as otherwise stated in the Registration Statement; all said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved in all material respects. The supporting schedules to the historical financial statements included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and other pro forma financial information and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and, in the opinion of each of the Company and the Partnership, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

            (iv)  No Material Adverse Change in Business.  Since the
                  --------------------------------------
      respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Partnership and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company, the Partnership or any of their subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, the Partnership and their subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company or Holding on any class of its capital stock and except for distributions in respect of accrued tax liabilities of the partners determined pursuant to the terms of the Partnership Agreement, there has been no distribution of any kind declared, paid or made by the Partnership on any of its partnership interests.

            (v)   Good Standing of the Company, Holding, the General Partner,
                  ------------------------------------------------------------
      VLP and the Partnership.  (A)  Each of the Company, Holding, VGP
      -----------------------
      Corporation, a Delaware corporation (the "General Partner") and VLP has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate their respective properties and to conduct their respective businesses as described in the Prospectus and to enter into and perform their respective obligations under this Agreement; and each of the Company, Holding, the General Partner and VLP is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

            (B) The Partnership has been duly organized and is validly existing as a limited partnership under the laws of the State of Delaware with the partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; for United States Federal income tax purposes, the Partnership has been and is currently classified as a partnership, and not as an association taxable as a corporation; and the Partnership is duly qualified as a foreign partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership of leasing of property or the conduct of such business, except where the failure to so qualify would not have a Material Adverse Effect.

            (vi)  Good Standing of Subsidiaries.  Each subsidiary of the
                  -----------------------------
      Partnership has been duly organized and is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, has the corporate or partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, (x) all of the issued and outstanding capital stock of each subsidiary of Holding and the Partnership that is a corporation (including without limitation the General Partner and VLP) has been duly authorized and validly issued, is fully paid and non-assessable and was not issued in violation of any preemptive rights arising from operation of law, under the Partnership Agreement, the charter or by-law of each such subsidiary or under any agreement to which the Company, Holding, the Partnership or any such subsidiary is a party, (y) all of the issued and outstanding partnership interests in each such subsidiary of Holding and the Partnership that is a partnership (including without limitation the Partnership) have been duly authorized and validly issued and, for United States Federal income tax purposes, each subsidiary of the Company that is a partnership has been and is currently classified as a partnership, and not as an association taxable as a corporation, and (z) other than such partnership interests owned by the FS Entities, LBDHI, WearGuard, Leeway & Co. and NYNEX as described in the Prospectus, prior to the Closing Time all such capital stock (other than the capital stock of Holding) and partnership interests of such subsidiaries shall be owned by Holding, and at the Closing Time, other than such capital stock owned by the FS Entities, LBDHI, WearGuard, Leeway & Co. and NYNEX as described in the Prospectus, all such capital stock and partnership interests shall be owned by the Company, in each case directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as described in the Prospectus and except for restrictions on transfer imposed under federal or state securities law. The only subsidiaries of the Company are (a) the subsidiaries listed on
      Exhibit 21.1 to the Registration Statement and (b) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

            (vii) Capitalization of Holding.  All of the issued and
                  -------------------------
      outstanding capital stock of Holding has been duly authorized and validly issued and is fully paid and non-assessable and was not issued in violation of any preemptive right arising by operation of law, under the charter or by-laws or any document or under any agreement to which the Company, Holding or the Partnership is a party; at the Closing Time, all such capital stock shall be owned by the Company directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as described in the Prospectus and except for restrictions on transfer imposed under federal or state securities law.

            (viii)Securities Ownership of Partnership.  At the Closing
                  -----------------------------------
      Time, the Partnership will not hold or beneficially own any securities (stock, debt, general or limited partnership interests, or other forms of ownership) in any corporation, partnership or other association except for its ownership of all the outstanding capital stock or partnership interests in its subsidiaries.

            (ix)  Authorization of Exchange Agreement.  The Company and, to
                  -----------------------------------
      the best knowledge of the Company and the Partnership, the other parties thereto each have the requisite corporate power and authority to execute, deliver and perform their respective obligations under the Exchange Agreement; the Exchange Agreement (A) will be substantially in the form heretofore delivered to the Representatives, (B) has been duly and validly authorized, executed and delivered by all the parties thereto and creates valid and binding obligations of the Company and, to the best knowledge of the Company and the Partnership, the other parties thereto and (C) is enforceable against the Company and, to the best knowledge of the Company and the Partnership, the other parties thereto in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting creditors' rights generally or by general principals of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The terms of the Exchange Agreement conform in all material respects to the description thereof contained in the Prospectus.

            (x)   Authorization of Management Subscription Documents.  The
                  --------------------------------------------------
      Company and, to the best knowledge of the Company and the Partnership, the other parties thereto, have the requisite corporate power and authority to execute, deliver and perform their respective obligations under the Management Subscription Documents; the Management Subscription Documents (A) will be substantially in the form heretofore delivered to the Representatives, (B) have been duly and validly authorized, and, at the Closing Time, will be duly and validly executed and delivered by the Company and will create valid and binding obligations of the Company and, to the best knowledge of the Company and the Partnership, the other parties thereto and (C) will be enforceable against the Company and, to the best knowledge of the Company and the Partnership, the other parties thereto in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting creditors' rights generally or by general principals of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The terms of the Management Subscription Documents conform in all material respects to the descriptions thereof contained in the Prospectus.

            (xi)  Authorization of the Transaction Agreements.  (A)
                  -------------------------------------------
      The Partnership and, to the best knowledge of the Company and the
      Partnership, the other parties thereto, each have the requisite corporate or partnership power and authority to execute, deliver and perform their respective obligations under the Transaction Agreements; each of the Transaction Agreements (A) will be substantially in the form heretofore delivered to the Representatives, (B) has been duly and validly authorized, executed and delivered by all the parties thereto and creates valid and binding obligations of the Partnership and, to the best knowledge of the Company and the Partnership, the other parties thereto, and (C) is enforceable against the Partnership and, to the best knowledge of the Company and the

      Partnership, the other parties thereto, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The terms of the Transaction Agreements and the Chadwick's Acquisition conform in all material respects to the description thereof contained in the Prospectus.

            (xii) Authorization of Registration Rights Agreement.  The
                  ----------------------------------------------
      Company and, to the best knowledge of the Company and the Partnership, the other parties thereto each have the requisite power and authority to execute, deliver and perform their respective obligations under the Registration Rights Agreement; the Registration Rights Agreement (A) will be substantially in the form heretofore delivered to the Representatives,
      (B) has been duly and validly authorized, and, at the Closing Time, will be duly and validly executed and delivered by all the parties thereto and will create valid and binding obligations of the Company and, to the best knowledge of the Company and the Partnership, the other parties thereto and (C) will be enforceable against the Company and, to the best knowledge of the Company and the Partnership, the other parties thereto in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting creditors' rights generally or by general principals of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The terms of the Registration Rights Agreement conform in all material respects to the description thereof contained in the Prospectus.

            (xiii)Authorization of Stockholders Agreement.  The Company
                  ---------------------------------------
      and, to the best knowledge of the Company and the Partnership, the other parties thereto, each have the requisite corporate power and authority to execute, deliver and perform their respective obligations under the Stockholders Agreement; the Stockholders Agreement (A) will be substantially in the form heretofore delivered to the Representatives,
      (B) has been duly and validly authorized, and. at the Closing Time, will be duly and validly executed and delivered by the Company and will create valid and binding obligations of the Company and, to the best knowledge of the Company and the Partnership, the other parties thereto and (C) will be enforceable against the Company and, to the best knowledge of the Company and the Partnership, the other parties thereto in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting creditors' rights generally or by general principals of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The terms of the Stockholders Agreement conform in all material respects to the description thereof contained in the Prospectus.

            (xiv) Restated Partnership Agreement. The Company and, to the
                  ------------------------------
      best knowledge of the Company and the Partnership, the other parties thereto, each have the requisite corporate power and authority to execute, deliver and perform their respective obligations under the Restated Partnership Agreement; the Restated Partnership Agreement (A) will be substantially in the form heretofore delivered to the Representatives, (B) has been duly and validly authorized and, at the Closing Time will be duly and validly executed and delivered by the Company and will create valid and binding obligations of the Company and, to the best knowledge of the Company and the Partnership, the other parties thereto, and (C) will be enforceable against the Company and, to the best knowledge of the Company and the Partnership, the other parties thereto in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting creditors' rights generally or by general principals of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The terms of the Partnership Agreement, as amended, conform in all material respects to the description thereof contained in the Prospectus.

            (xv)  Capitalization of the Partnership and the Company.  The
                  -------------------------------------------------
      Partnership had, at the date indicated in the Prospectus a duly authorized and outstanding capitalization as set forth in the Prospectus in the column entitled "The Partnership Historical" under the caption "Capitalization;" at the Closing Time, the issued and outstanding capital stock of the Company (including for this purpose the Initial Securities) will be as described in the Prospectus under the caption "The Incorporation Plan;" and at the Closing Time, there will also be
      outstanding options to purchase an additional [        ] shares of Common
      Stock, which will be held as described in the Prospectus.

            (xvi) Authorization of Agreement.  This Agreement has been duly
                  --------------------------
      authorized, executed and delivered by each of the Company and the Partnership.

            (xvii)Authorization and Description of Securities.  The
                  -------------------------------------------
      Securities have been duly authorized for issuance and sale to the
      Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the other shares of Common Stock that will be issued at the Closing Time as contemplated in the Exchange Agreement and the Management Subscription Documents have been duly authorized for issuance and, when issued and delivered by the Company in the manner contemplated in the Exchange Agreement or the Management Subscription Documents, as the case may be, against payment of the consideration therefor, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

            (xviii)Absence of Defaults and Conflicts.  None of the Company,
                   ---------------------------------
      Holding, the Partnership or any of their subsidiaries is in violation of its charter or by-laws or other organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in the Bank Credit Facility or in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, Holding, the Partnership or any of their subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, Holding, the Partnership or any of their subsidiaries is subject (collectively, "Agreements and Instruments") except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Exchange Agreement, the Management Subscription Documents, the Restated Partnership Agreement, the Registration Rights Agreement, the Stockholders Agreement and the Transaction Agreements and the consummation of the transactions contemplated herein and therein and in the Registration Statement (including, but not limited to, the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company, Holding, the Partnership and their subsidiaries with their respective obligations hereunder have been duly authorized by all necessary corporate action or partnership action, as the case may be, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or, except with respect to that portion of the Bank Credit Facility that is required to be repaid in connection with the issuance and sale of the Securities, a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance ("Lien") upon any property or assets of the Company, Holding, the Partnership or any of their subsidiaries pursuant to the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws or other organizational document of the Company, Holding, the Partnership or any of their subsidiaries or, except for violations that would not result in a Material Adverse Effect, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, Holding, the Partnership or any of their subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, Holding, the Partnership or any of their subsidiaries.

            (xix) Absence of Labor Dispute.  No labor dispute with the
                  ------------------------
      employees of the Company, Holding, the Partnership or any of their subsidiaries exists or, to the knowledge of the Company or the Partnership, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case and in any circumstance contemplated by this clause (xix), may reasonably be expected to result in a Material Adverse Effect.

            (xx)  Absence of Proceedings.  There is no action, suit,
                  ----------------------
      proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Partnership, threatened, against or affecting the Company, Holding, the Partnership or any of their subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement, the Transaction Agreements, the Exchange Agreement, the Restated Partnership Agreement, the Registration Rights Agreement, the Stockholders Agreement or the Management Subscription Documents or the performance by the Company, the General Partner, VLP or the Partnership, as the case may be, of their respective obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company, Holding, the Partnership or any of their subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

            (xxi) Accuracy of Exhibits.  There are no contracts or
                  --------------------
      documents of the Company, Holding, the Partnership or any of their subsidiaries which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

            (xxii)Possession of Intellectual Property.  The Company,
                  -----------------------------------
      Holding, the Partnership and their subsidiaries own or possess or have the right to use, or can acquire or acquire the right to use on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, except where the failure to own, possess or have the right to use or to have the ability to acquire or to acquire the right to use any such intellectual property would not have a Material Adverse Effect and neither the Company, Holding, the Partnership nor any of their subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, Holding, the Partnership or any of their subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect. The continued use of the trademarks (the "Trademarks") transferred or licensed to the Partnership pursuant to the Trademark Agreement, the CDM Agreement, the CDM Trademark Agreement, the TJX Trademark Agreement, and the License Agreement with Sears Shop at Home Services, Inc. which enables the

      Company to market its catalogs under the Sears name to Sears Roebuck & Co. customers (the "Sears Agreement") (as such Trademarks have heretofore been used by the business and as currently planned by the Company and the Partnership) will not result in any infringement of the rights of others in the United States, and the Company and the Partnership have no knowledge of any such claim as to the Trademarks transferred or licensed to the Partnership pursuant to the Trademark Agreement, the CDM Agreement, the CDM Trademark Agreement, the TJX Trademark Agreement, or the Sears Agreement registered in any foreign countries. As of the date hereof, to the best of the knowledge of the Company and the Partnership,
      (x) affiliates of The Limited are the sole and legal owners of such Trademarks transferred or licensed to the Partnership pursuant to the Trademark Agreement in the United States, (y) affiliates of Sears are the sole and legal owners of such Trademarks licensed to the Partnership pursuant to the Sears Agreement in the United States, and (z) affiliates of TJX are the sole and legal owners of such Trademarks transferred or licensed to the Partnership pursuant to the CDM Agreement, the CDM Trademark Agreement and the TJX Trademark Agreement, and, as of the date hereof, the Company and the Partnership have no knowledge of any claim by any other person that such other person is the legal owner of the Trademarks and to the best knowledge of the Company and the Partnership, affiliates of The Limited, TJX or Sears, as the case may be, have not granted any license or right to any other person to use any Trademarks in connection with a mail-order catalog business for women's and men's special size apparel, off-price women's apparel, moderately priced fashion apparel and related accessories.

            (xxiii)Absence of Further Requirements.  No filing with, or
                   -------------------------------
      authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required in connection with the transactions contemplated by (i) the Exchange Agreement, (ii) the Management Subscription Documents, (iii) the Transaction Agreements, (iv) the Restated Partnership Agreement, (v) the Registration Rights Agreement, (vi) the Stockholders Agreement, (vii) the offering, issuance or sale of the Securities hereunder or (viii) the consummation of the transactions contemplated by this Agreement, except (x) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws, (y) such as have been obtained or may be required under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered or (z) those that if not obtained would not reasonably be expected to result in a Material Adverse Effect. The applicable waiting period as a result of any filings made by any of the Company, The Limited, any of the FS Entities or any of their respective affiliates pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to the formation of the Company or the transaction contemplated by the Exchange Agreement has expired or has been the subject of early termination.

            (xxiv)Possession of Licenses and Permits.  The Company,
                  ----------------------------------
      Holding, the Partnership and their subsidiaries possess such permits, licenses, approvals, consents, certificates and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to own or possess such licenses, certificates, authorities or permits would not have a Material Adverse Effect; the Company, Holding, the Partnership and their subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and none of the Company, Holding, the Partnership nor any of their subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            (xxv) Title to Property.  The Company, Holding, the Partnership
                  -----------------
      and their subsidiaries have good and marketable title to all real property owned by the Company, Holding, the Partnership and their subsidiaries, as applicable, and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, Holding, the Partnership or any of their subsidiaries; and all of the leases and subleases material to the business of the Company, Holding, the Partnership and any of their subsidiaries, considered as one enterprise, and under which the Company, Holding, the Partnership or any of their subsidiaries holds properties described in the Prospectus, are in full force and effect, and, except as would not, singly or in the aggregate, result in a Material Adverse Effect, neither the Company, Holding, the Partnership nor any of their subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company, Holding, the Partnership or any of their subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, Holding, the Partnership or any of their subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

            (xxvi)Investment Company Act.  None of the Company, Holding,
                  ----------------------
      the General Partner, VLP or the Partnership is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

            (xxvii)   Environmental Laws.  Except as described in the
                      ------------------
      Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company, Holding, the Partnership and their subsidiaries are in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company, Holding, the Partnership and their subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
      (C) there are no pending or, to the best knowledge of the Company and the Partnership, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, Holding, the Partnership or any of their subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, Holding, the Partnership or any of their subsidiaries relating to Hazardous Materials or any Environmental Laws.

            (xxviii)Registration Rights.  There are no persons with
                    -------------------
      registration rights or other similar rights, other than disclosed in the Registration Statement, to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

            (xxix)  Filings of Tax Returns.  The Company, Holding, the
                    ----------------------
      Partnership and their subsidiaries have duly and properly filed, or will duly and properly file, on a timely basis, all tax returns (including, without limitation, Federal, state, local and foreign returns) which were or will be required to be filed by them for all periods ending on or before the Closing Time or including the Closing Time. All such tax returns and amendments thereto filed on or after August 30, 1993 and, to the knowledge of the Company, Holding, the General partner, VLP and the Partnership, all such tax returns filed before August 30, 1993 are (or will be) true, correct and complete in all material respects when filed, and all taxes (including, without limitation, withholding taxes, penalties and interest) due and payable by the Company and its subsidiaries have been (or will be) paid, other than those being contested in good faith and for which an adequate reserve or accrual has been established in accordance with generally accepted accounting principles. Neither the Company nor the Partnership is aware of any audit by a tax authority that is pending or threatened with respect to any such tax returns that would, singly or in the aggregate, result in a Material Adverse Effect. No material deficiency or adjustment for any taxes has been threatened, proprosed, asserted or assessed against the Company, Holding, the Partnership or their subsidiaries. There are no tax liens upon any of the properties or assets, real or personal, tangible or intangible, of the Company, Holding, the Partnership or any of their subsidiaries, except for statutory liens for taxes not yet due or delinquent.

            (xxx)   Maintenance of Internal Controls.  The Company and its
                    --------------------------------
      subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's generally or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (xxxi)  Maintenance of Insurance.  The Company and its
                    ------------------------
      subsidiaries maintain insurance of the types of and in the amounts that are reasonable for the business conducted by them.

            (xxxii) No Violations of Regulations G, T, U or X.  Neither the
                    -----------------------------------------
      issuance, sale or delivery of the Securities nor the application of the proceeds thereof by any of the Company, Holding, the General Partner, VLP or the Partnership as set forth in the Prospectus will violate Regulations G, T, U, or X of the Boards of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

            (xxxiii)Exchange Agreement.  Each of the parties to the
                    ------------------
      Exchange Agreement has performed or will perform all of such party's obligations under the Exchange Agreement required to be performed on or prior to the date hereof.

             (xxxiv)Transaction Agreements.  Each of the parties to each of
                    ----------------------
      the Transaction Agreements has performed or will perform all of such party's obligations under each Transaction Agreement required to be performed on or prior to the date hereof.

            (xxxv)  Partnership Agreement.  The Partnership Agreement is
                    ---------------------
      currently in full force and effect, and each of the parties thereto has performed all of such party's obligations under the Partnership Agreement required to be performed on or prior to the date hereof.

      (b) Officer's Certificates. Any certificate signed by any officer of the Company, Holding, the General Partner, VLP or the Partnership or any of their subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the applicable entity to each Underwriter as to the matters covered thereby.

      SECTION 2.  Sale and Delivery to Underwriters; Closing.
                  ------------------------------------------

      (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

      (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 600,000 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon [written] notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, unless otherwise agreed by the Company and the Representatives. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

      (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, NY 10022, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

      In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option

Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the written notice from the Representatives to the Company.

      Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

      (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

      (e) Appointment of Qualified Independent Underwriter. The Company hereby confirms its engagement of Lazard Freres as, and Lazard Freres hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. with respect to the offering and sale of the Securities. Lazard Freres, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "Independent Underwriter".

      SECTION 3.  Covenants of the Company.  The Company covenants with
                  ------------------------
each Underwriter as follows:

      (a)   Compliance with Securities Regulations and Commission Requests.
The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed,
(ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect any filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

      (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

      (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed by the Company with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed by the Company with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

      (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not, as a consequence thereof, be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

      (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

      (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

      (i) Listing. The Company will use its best efforts to effect the listing of the Common Stock (including the Securities) on the New York Stock Exchange.

      (j) Restriction on Sale of Securities. During a period of 180 days from the date of this Agreement, the Company will not, without the prior written consent of Merrill Lynch, on behalf of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan.

      (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will use its best efforts to file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

      (l) Compliance with NASD Rules. The Company hereby agrees that it will use its best efforts to ensure that the Reserved Securities will be restricted as required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of such Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

      (m) Compliance with Rule 463. The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the 1933 Act Regulations.

      SECTION 4.  Payment of Expenses.   (a)Expenses.  The Company will pay
                  -------------------
all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (xi) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to employees and others having a business relationship with the Company.

      (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

      SECTION 5.  Conditions of Underwriters' Obligations.  The obligations
                  ---------------------------------------
of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

      (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

      (b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Riordan & McKinzie, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of California, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the counsel for the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

      (c) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (i), (ii) (solely as to the Purchase Agreement), (ix), (x) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (xii) (solely as to the Purchase Agreement), (xiii), (xiv), (xvi), (xviii) (solely as to the information in the Prospectus under "Description of Capital Stock--Common Stock") and (xxvi) of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

      (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Partnership and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President and the chief financial officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, except to the extent that such representation or warranty is expressly stated as of an earlier time, (iii) the Company, Holding, and the Partnership have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best of their respective knowledge, are contemplated by the Commission.

      (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Coopers & Lybrand a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

      (f)   Bring-down Comfort Letter.  At the Closing Time, the
Representatives shall have received from Coopers & Lybrand a letter,

dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

      (g) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

      (h) No Objection. At the Closing Time, the NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

      (i) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by each of the persons and entities listed on Schedule C hereto.

      (j) Receipt of Waivers. At the Closing Time the Representatives shall have received (i) evidence of waiver by the TJX Noteholder of its right to convert the Partnership Note into partnership units of the Partnership and (ii) evidence of the waiver by the holders of the Company's Series A Preferred Stock of their right to convert their shares of Series A Preferred Stock of the Company into shares of Common Stock of the Company, and (iv) evidence of the termination of the waiting period under the HSR Act.

      (k) Execution of Exchange Agreement. Each of the parties to the Exchange Agreement has performed all of such party's obligations under the Exchange Agreement required to be performed on or prior to the Closing Time.

      (l) Execution of Management Subscription Documents. Each of the parties to each of the Management Subscription Documents has performed all of such party's obligation under each of such Management Subscription Documents required to be performed on or prior to the Closing Time.

      (m) Execution of Transaction Agreements. Each of the parties to each of the Transaction Agreements has performed all of such party's obligations under each of such Transaction Agreements required to be performed on or prior to the Closing Time.

      (n) Execution of Restated Partnership Agreement, Registration Rights Agreement and Stockholders Agreement. The Company and the Partnership, and to the best knowledge of the Company and the Partnership, each of the other parties to each of the Restated Partnership Agreement, the Registration Rights Agreements and the Stockholders Agreement has duly and validly authorized, executed and delivered each of such agreements and has performed all of such parties obligations under each of the such agreements required to be performed on or prior to the Closing Time.

      (o) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

            (i)   Officers' Certificate.  A certificate, dated such Date of
                  ---------------------
      Delivery, of the President of the Company and of the chief financial officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

            (ii)  Opinion of Counsel for Company.  The favorable opinion of
                  ------------------------------
      Riordan & McKinzie, counsel for the Company, in form and

      substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

            (iii) Opinion of Counsel for Underwriters.  The favorable
                  -----------------------------------
      opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the

      Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

            (iv)  Bring-down Comfort Letter.  A letter from Coopers &

      Lybrand, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to
      Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

      (p) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

      (q) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by written notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

      SECTION 6.  Indemnification.
                  ---------------

      (a) Indemnification of Underwriters. (1) Each of the Company and the Partnership agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

            (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(1)(ii)(A) hereof, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any
          -------
loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and, provided, further, that the Company will not be liable to an
          -------
Underwriter with respect to any Preliminary Prospectus to the extent that such loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of this Agreement or applicable law, sold Securities to a person to whom such Underwriter failed to send or give, at or prior to the Closing Date, a copy of the Prospectus as then amended and supplemented if (i) the Company has previously furnished copies thereof (sufficiently in advance of the Closing Date to allow distribution by the Closing Date) to the Underwriters and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission or alleged untrue statement or omission of a material fact contained in or omitted from the Preliminary Prospectus which was corrected in the Prospectus and (ii) such failure to give or send such Prospectus by the Closing Date to the party or parties asserting such loss, liability, claim, damage or expense would have constituted the sole defense to the claim asserted by such person.

      (2) In addition to and without limitation of the Company's obligation to indemnify Lazard Freres as an Underwriter, the Company also agrees to indemnify and hold harmless the Independent Underwriter and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the Securities.

      (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection
(a)(1) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to
Section 6(a) (1) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, that, if indemnity is sought pursuant to Section 6(a)(2), then, in addition to the fees and expenses of such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) separate from its own counsel and that of the other indemnified parties for the Independent Underwriter in its capacity as a "qualified independent underwriter" and all persons, if any, who control the Independent Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20 of 1934 Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the Independent Underwriter, there may exist a conflict of interest between the Independent Underwriter and the other indemnified parties. Any such separate counsel for the Independent Underwriter and such control persons of the Independent Underwriter shall be designated in writing by the Independent Underwriter. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(1)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      (e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of eligible employees of the Company to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

      SECTION 7.  Contribution.  If the indemnification provided for in
                  ------------
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

      The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and the Underwriters agree that Lazard Freres will not receive any additional benefits hereunder for serving as the Independent Underwriter in connection with the offering and sale of the Securities.

      The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

      SECTION 8.  Representations, Warranties and Agreements to Survive
                  ------------------------------------------------------
Delivery.  All representations, warranties and agreements contained in this
--------
Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

      SECTION 9.  Termination of Agreement.
                  ------------------------

      (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Partnership or any of their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

      (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

      SECTION 10.  Default by One or More of the Underwriters.  If one or
                   ------------------------------------------
more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

      (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

      (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

      No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

      In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

      SECTION 11.  Notices.  All notices and other communications hereunder
                   -------
shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o Merrill Lynch at North Tower, World Financial Center, New York, New York 10281-1201, attention
of      [                 ]; with copies to Skadden, Arps, Slate, Meagher &
Flom LLP, 300 South Grand Avenue, 34th Floor, Los Angeles, California 90071, attention: Gregg A. Noel, Esq.; and notices to the Company shall be directed to it at Brylane, 463 Seventh Avenue, 21st Floor, New York, New York 10018, attention: Chief Financial Officer, with copies to Freeman Spogli & Co., Incorporated, 599 Lexington Avenue, 18th Floor, New York, New York 10022, and Riordan & McKinzie, 300 South Grand Avenue, 29th Floor, Los Angeles, California 90071, attention: Roger H. Lustberg, Esq.

      SECTION 12.  Parties.  This Agreement shall each inure to the benefit
                   -------
of and be binding upon the Underwriters and the Company, the Partnership, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company, Holding, the General Partner, VLP, the Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company, Holding, the General Partner, VLP, the Partnership and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

      SECTION 13.  GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE
                   ----------------------
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE

STATE OF NEW YORK.  SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

      SECTION 14.  Effect of Headings.  The Article and Section headings
                   ------------------
herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                    Very truly yours,

                                    BRYLANE INC.


                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:


                                    BRYLANE, L.P.


                                    By:  VGP Corporation,
                                         General Partner


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

CONFIRMED AND ACCEPTED,
      as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
    INCORPORATED
LAZARD FRERES & CO. LLC
J.P. MORGAN SECURITIES INC.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED



By:
    -----------------------------------------
      Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                  SCHEDULE A


                                                                     Number of
                                                                      Initial
      Name of Underwriter                                           Securities
      -------------------                                           ----------

      Merrill Lynch, Pierce, Fenner & Smith
            Incorporated.....................................
      Lazard Freres & Co. LLC................................
      J.P. Morgan Securities Inc..............................






                                                                   ------------

      Total .....................................................    4,000,000

                                    Sch A-1

                                  SCHEDULE B

                                 BRYLANE INC.
                                     Shares of Common Stock
                        (Par Value $.01 Per Share)




      1.    The initial public offering price per share for the Securities,
determined as provided in said Section 2, shall be $[           ].

      2.    The purchase price per share for the Securities to be paid by the
several Underwriters shall be $[      ], being an amount equal to the initial
public offering price set forth above less $[      ] per share; provided, that
the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

                                    Sch B-1

                                  SCHEDULE C

                                   [TO COME]
                                   ---------










                                    Sch C-1

                                                                     Exhibit A


                     FORM OF OPINION OF COMPANY'S COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                 SECTION 5(b)



            (i) Each of the Company, Holding, the General Partner and VLP has the been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.


            (ii) Each of the Company, Holding, the General Partner and VLP has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement, the Exchange Agreement, the Management Subscription Documents and the Transaction Agreements.

            (iii) The Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware.

            (iv) The Partnership has the partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

            (v) The Partnership Agreement constitutes the legal, valid and binding obligation of the parties thereto enforceable against the parties thereto in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or a law).

            (vi) For United States Federal income tax purposes, the Partnership has been and is currently classified as a partnership, and not as an association taxable as a corporation.

            (vii) To the best of such counsel's knowledge, each of the Company, Holding, the General Partner and VLP is duly qualified as a foreign corporation, and the Partnership is qualified as a foreign partnership, to transact business and is in good standing in each jurisdiction in which such qualification is required, except for such jurisdictions in which the failure to be so duly qualified and in good standing would not have a Material Adverse Effect.

            (viii)The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "The Incorporation Plan" (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

            (ix) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and non-assessable; no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

            (x) The issuance of the Securities is not subject to preemptive or other similar rights of any securityholder of the Company arising by operation of law, under the charter or by-laws of the Company or, to the best knowledge of such counsel, otherwise.

            (xi) Each of Holding, VLP and VGP has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate their properties and to conduct their business as described in the Prospectus and, to the best of such counsel's knowledge, are duly qualified as foreign corporations to transact business and are in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of Holding and each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, are owned of record by the Company, directly (in the case of Holding) or through Holding (in the case of the General Partner and VLP), free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of Holding and any such subsidiary was issued in violation of the preemptive or similar rights of any securityholder of Holding or such subsidiary arising by operation of law, under the charter or by-laws of Holding or such subsidiary or, to the best knowledge of such counsel, otherwise.

            (xii) The Purchase Agreement has been duly and validly authorized, executed and delivered by the Company and the Partnership, and each of the Exchange Agreement, the Registration Rights Agreement, the Stockholders Agreement, the Restated Partnership Agreement, the Management Subscription Documents and the Transaction Agreements have been duly authorized, executed and delivered by the Company or the

      Partnership, as the case may be, and, to such counsel's knowledge, the other parties thereto, and each of such agreements creates a valid and binding obligation of the Company or the Partnership, as the case may be, and to such counsel's knowledge, the other parties thereto, and will be enforceable against the Company or the Partnership, as the case may be, in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting enforcement of creditors' rights generally or by general principals of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            (xiii)The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

            (xiv) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which no opinion is rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

            (xv) If Rule 434 has been relied upon, the Prospectus was not "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective.

            (xvi) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the New York Stock Exchange.

            (xvii)To the best of such counsel's knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company, Holding, the Partnership or any of their subsidiaries is a party, or to which any of their property is subject, before or brought by any court or governmental agency or body, domestic or foreign, which is required to be disclosed in the Registration Statement or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement, the Exchange Agreement, the Management Subscription Documents, the Restated

      Partnership Agreement, the Registration Rights Agreement, the Stockholders Agreement, and the Transaction Agreements or the performance by the Company, the General Partner, VLP or the Partnership, as the case may be, of their respective obligations thereunder.

            (xviii)The information in the Prospectus under "Description of Capital Stock--Common Stock," "The Incorporation Plan," "Certain Relationships and Related Transactions" and "Description of Certain Financing Arrangements" and in the Registration Statement under Item 14, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and by-laws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

            (xix) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

            (xx) All descriptions in the Registration Statement of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

            (xxi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the HSR Act, the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the offering, issuance or sale of the Securities, and to the best of such counsel's knowledge, in connection with the due authorization, execution and delivery of the Purchase Agreement, the Exchange Agreement, the Management Subscription Documents, the Transaction Agreements, the Amendments to the Partnership Agreement, the Registration Rights Agreement or the Stockholders Agreement or for

            (xxii)The execution, delivery and performance of the Purchase Agreement, the Exchange Agreement, the Management Subscription Documents, the Restated Partnership Agreement, the Registration Rights Agreement, the Stockholders Agreement, and the Transaction Agreements, and the consummation of the transactions contemplated therein and in the Registration Statement (including, but not limited to, the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use Of Proceeds") and compliance by the Company, Holding, the Partnership and their subsidiaries with their respective obligations under the

      Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or (except with respect to that portion of the Bank Credit Facility that is required to be repaid in connection with the issuance and sale of the Securities) a Repayment Event (as defined in
      Section 1(a)(xviii) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, Holding, the Partnership or any of their subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company, Holding, the Partnership or any of their subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, Holding, the Partnership or any of their subsidiaries is subject, and which have been identified to us on the Certificate (except for such conflicts, breaches or defaults or Liens that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, Holding, the Partnership or any of their subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, Holding, the Partnership or any of their subsidiaries or any of their respective properties, assets or operations.

            (xxiii)To the best of such counsel's knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

            (xxiv)The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

            (xxv) Each of the Trademark Agreement and Sears Agreement has been duly and validly authorized, executed and delivered by the Partnership and, to such counsel's knowledge, the respective licensors and each creates a valid and binding obligation of the Partnership and, to such counsel's knowledge, the respective licensors and will be enforceable against the Partnership and, to their knowledge, the respective licensors in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting creditors' rights generally or by general principals of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            (xxvi) Such counsel has participated in conferences with officers and other representatives of the Company, counsel employed by the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and counsel for the Underwriters, at which conferences the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the

      Prospectus, and have not made any independent check or verification thereof, except as specifically provided in such opinions, on the basis of the foregoing, nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial tables or data included therein, as to which counsel need make no statement), as of its date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial tables or data included therein, as to which counsel need make no statement), as of its date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

[FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER STOCKHOLDERS PURSUANT TO
SECTION 5(I)]

                                                                     Exhibit B
                                                     _________ __, 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
      Incorporated,
LAZARD FRERES & CO. LLC
J.P. MORGAN SECURITIES INC.
   as Representative(s) of the several
   Underwriters to be named in the
   within-mentioned Purchase Agreement
c/o  Merrill Lynch & Co.
              Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

      Re:   Proposed Public Offering by Brylane Inc.
                                        ------------

Dear Sirs:

      The undersigned, a stockholder [and an officer and/or director][1] of Brylane Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Lazard Freres & Co. LLC and J.P. Morgan Securities Inc. propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering of shares of the Company's common stock, par value $.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director]2 of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 180 days from the date of the Purchase Agreement, the undersigned will not, directly or indirectly, without the prior written consent of Merrill Lynch, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of

--------------------
1.    Delete or revise bracketed language as appropriate.

1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, that the undersigned may without such consent (i) exercise any outstanding stock options granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, and (ii) with prior notice to Merrill Lynch, make (x) bona fide gifts to persons, or (y) transfers or sales to affiliates of the undersigned, in each case who agree in writing with Merrill Lynch to be bound by the provisions of this letter.

            If for any reason the Purchase Agreement shall be terminated prior to the Closing Date (as defined in the Purchase Agreement), the agreement set forth above shall likewise be terminated.

                                          Very truly yours,


                                          Signature:


                                          Print Name:


                                      B-2